Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-252815, 333-263987, 333-270938, and 333-278141) and Form S-3 (No. 333-263994) of Bolt Biotherapeutics, Inc. of our report dated March 24, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California

March 24, 2025